Securities and Exchange Commission
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 24, 2001

THE FLAMEMASTER CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-2712	95-2018730
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11120 Sherman Way,	Sun Valley, California	91352
(Address of Principal Executive Officers)		(Zip Code)

Registrant's telephone number, including area code:   (818)  982-1650

Item 5.  Other Materially Important Events:   Management Changes

At a regular meeting of registrant's Board of Directors held August 23, 2001, the board accepted the resignation of Barbara Waite as Secretary and Treasurer of the Corporation and elected Mrs. Mary Kay Eason to the position of  Secretary and Treasurer from Assistant Secretary Treasurer.  Mr. Joshua Mazin was elected Assistant Secretary Treasurer replacing Mary Kay Eason in that position.

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FLAMEMASTER CORPORATION

By

Joshua Mazin, Assistant Secretary

Date:  August 24, 2001